EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Drew Industries Incorporated:

We consent to the incorporation by reference in the Registration Statements (Nos. 333-37194, 333-91174, 333-152873 and 333-141276) on Form S-8 and the Registration Statement on Form S-3 (No. 333-128537) of Drew Industries Incorporated and subsidiaries of our report dated March 12, 2009, with respect to the consolidated balance sheets of Drew Industries Incorporated and subsidiaries as of December 31, 2008 and 2007, and the related consolidated statements of income, stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2008 and the effectiveness of internal control over financial reporting as of December 31, 2008, which report appears in the December 31, 2008 annual report on Form 10-K of Drew Industries Incorporated and subsidiaries.

Our report on the consolidated financial statements refers to the adoption of Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes in 2007.

/s/ KPMG LLP

Stamford, CT
March 12, 2009